Exhibit 99.1

MOBIX LABS, INC. AND CHAVANT CAPITAL ACQUISITION CORP. ANNOUNCE FILING OF REGISTRATION STATEMENT ON FORM S-4 IN CONNECTION WITH PROPOSED BUSINESS COMBINATION

Irvine, CA, April 10, 2023 (GLOBE NEWSWIRE) – Mobix Labs, Inc. (“Mobix Labs” or the “Company”), an innovative provider of next generation wireless mmWave 5G and connectivity solutions, and Chavant Capital Acquisition Corp. (Nasdaq: CLAY) (“Chavant”), a publicly-traded special purpose acquisition company, announced today the filing by Chavant with the U.S. Securities and Exchange Commission (“SEC“) of a registration statement on Form S-4 (the “Registration Statement”) on April 7, 2023, relating to the previously announced proposed business combination of Chavant and Mobix Labs.

The Registration Statement contains a preliminary proxy statement/prospectus in connection with the previously announced business combination between Mobix Labs and Chavant. Although the Registration Statement has not yet become effective and the information contained therein is subject to change, it provides important information about Mobix Labs and Chavant, as well as the proposed business combination.

Upon the closing of the transaction, Mobix Labs will become a publicly listed company, with the combined company named Mobix Labs, Inc., and its common stock and warrants are expected to be listed on the Nasdaq Stock Market (the “Nasdaq”).

On November 15, 2022, Chavant entered into a business combination agreement with Mobix Labs, which agreement was subsequently amended on April 7, 2023. Completion of the transaction, which is expected to occur in the third quarter of 2023, is subject to approval by Chavant’s shareholders, the Registration Statement being declared effective by the SEC, and other customary closing conditions. Mobix Labs will be based in Irvine, CA and will continue to be led by James Peterson, Executive Chairman, Fabian Battaglia, Chief Executive Officer, and Keyvan Samini, President and Chief Financial Officer.

About Mobix Labs

Based in Irvine, California, Mobix Labs is a fabless semiconductor company developing disruptive next generation wireless and connected solutions that are designed to cater to a broad range of applications in markets including 5G infrastructure, satellite communications, automotive, consumer electronics, e-mobility, healthcare, infrastructure and defense. The Company believes its pipeline of current and potential customers and strategic partnerships presents a significant potential for a growing addressable market. Its portfolio of intellectual property is protected by extensive trade secrets and over 90 issued and pending patents.

About Chavant

Chavant is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar transaction or business combination with one or more businesses. Chavant is led by Dr. Jiong Ma, Chief Executive Officer and President, Dr. André-Jacques Auberton-Hervé, Chairman of the board of directors, and Michael Lee, Chief Financial Officer. Chavant’s board of directors includes Dr. Patrick Ennis, a Venture Partner at Madrona Venture Group, Dr. Karen Kerr, founder and Managing Director of Exposition Ventures, and Dr. Bernhard Stapp, President of CS-management GmbH.

Important Information About the Proposed Transaction and Where to Find It

This communication relates to the proposed transaction between Mobix Labs and Chavant pursuant to a Business Combination Agreement, dated as of November 15, 2022, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of April 7, 2023, by and among Chavant, CLAY Merger Sub II, Inc. and Mobix Labs. Chavant has filed the Registration Statement with the SEC, which includes a preliminary prospectus and proxy statement of Chavant in connection with the proposed transaction, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Chavant shareholders as of a record date to be established for voting on the transaction. Chavant also will file other documents regarding the proposed transaction with the SEC.

Before making any voting decision, investors and security holders of Chavant are urged to read the Registration Statement, the proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with Chavant’s solicitation of proxies for its shareholders’ meeting to be held to approve the transaction, and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about Chavant, Mobix Labs and the proposed Transaction.

Investors and securityholders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Chavant through the website maintained by the SEC at www.sec.gov.

The documents filed by Chavant with the SEC also may be obtained free of charge at Chavant’s website at www.chavantcapital.com or upon written request to: Chavant Capital Acquisition Corp., 445 Park Avenue, 9th Floor New York, NY 10022.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS COMMUNICATION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements regarding the benefits of the proposed transaction, the anticipated timing of the completion of the proposed transaction, the products offered by the Company and the markets in which it operates, the expected total addressable markets for the products offered by the Company, the advantages of the Company’s technology, the Company’s competitive landscape and positioning, and the Company’s growth plans, strategies and projected future results, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Chavant and its management, and the Company and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to:

•	the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of Chavant’s securities;

•	the risk that the proposed transaction may not be completed by Chavant’s deadline for the proposed transaction and the potential failure to obtain an extension of the deadline for the proposed transaction if sought by Chavant;

•	the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the business combination agreement by the shareholders of Chavant, the satisfaction of the minimum cash amount following redemptions by Chavant’s public shareholders;

•	the lack of a third party valuation in determining whether or not to pursue the proposed transaction;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement;

•	the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, performance, and business generally;

•	risks that the proposed transaction disrupts current plans of the Company and potential difficulties in the Company’s employee retention as a result of the proposed transaction;

•	the outcome of any legal proceedings that may be instituted against the Company or against Chavant related to the business combination agreement or the proposed transaction;

•	failure to realize the anticipated benefits of the proposed transaction;

•	the inability to meet and maintain the listing of Chavant’s securities (or the securities of the post-combination company) on Nasdaq;

•	the risk that the price of Chavant’s securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which the Company plans to operate, variations in performance across competitors, changes in laws, regulations, technologies including transition to 5G, global supply chain, U.S./China trade or national security tensions, and macro-economic and social environments affecting the Company’s business and changes in the combined capital structure;

•	the inability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities;

•	the risk that Mobix Labs is unable to successfully commercialize its semiconductor products and solutions, or experience significant delays in doing so;

•	the risk that the Company may never achieve or sustain profitability;

•	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

•	the risk that the post-combination company experiences difficulties in managing its growth and expanding operations;

•	the risks relating to long sales cycles, concentration of customers, consolidation and vertical integration of customers, and dependence on manufacturers and channel partners;

•	the risk that the Company may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments;

•	the risk that the Company’s patent applications may not be approved or may take longer than expected, and the Company may incur substantial costs in enforcing and protecting its intellectual property;

•	inability to complete the PIPE investment in connection with the proposed transaction; and

•	other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Chavant’s Annual Report on Form 10-K for the year ended December, 31, 2022, which was filed with the SEC on March 31, 2023 (the “2022 Form 10-K”), as such factors may be updated from time to time in Chavant’s filings with the SEC, the Registration Statement and the proxy statement/prospectus contained therein. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Chavant nor the Company gives any assurance that either Chavant, the Company or the combined company will achieve its expected results. Neither Chavant nor the Company undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Participants in the Solicitation

The Company and Chavant and their respective directors and officers and other members of management may, under SEC rules, be deemed to be participants in the solicitation of proxies from Chavant’s stockholders with the proposed transaction and the other matters set forth in the Registration Statement. Information about Chavant’s directors and executive officers is set forth in Chavant’s filings with the SEC, including Chavant’s 2022 Form 10-K and the Registration Statement. Additional information regarding the direct and indirect interests, by security holdings or otherwise, of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described above under “Important Information About the Proposed Transaction and Where to Find It.”

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts:

Media Contact and Investor Relations Contact

Mike Anderson / Jessie Barker

mobix@blueshirtgroup.com